UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009 (March 25, 2009)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2009, Advanced Voice Recognition Systems, Inc., a Nevada corporation (“AVRS”, “we” or “us”) entered into an Agreement and Plan of Merger (“Agreement and Plan of Merger”) with our wholly-owned subsidiary, NCC, LLC, a Colorado limited liability company, whereby NCC, LLC merged with and into us pursuant to Section 92A.180 of the Nevada Business Corporations Act.   Upon effectiveness of the Agreement and Plan of Merger: (i) NCC, LLC will cease to exist; (ii) our member interests in NCC, LLC automatically will be canceled or retired and will cease to exist, without any consideration delivered in exchange thereof; (iii) the title to all estate, property rights privileges, powers and franchise assets and/or other rights owned by NCC, LLC will become vested in us without reversion or impairment; and (iv) all liabilities of any kind of NCC, LLC will become vested in us.

The foregoing is only a summary of the Agreement and Plan of Merger and is qualified in its entirety by the Agreement and Plan of Merger, a copy of which was included as Exhibit 2.3 to our Annual Report on Form 10-K filed on March 30, 2009.

Item 7.01  Regulation FD Disclosure.

On March 31, 2009, the Company issued a press release entitled “Advanced Voice Recognition Systems, Inc. Receives Notice of Allowance for Second Significant Patent From U.S. Patent and Trademark Office (USPTO).”  A copy of the press release is furnished herewith as Exhibit 99.1.

All of the information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed”  for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.      Descriptions

99.1                 Press Release dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: March 31, 2009	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.      Document

99.1                 Press Release dated March 31, 2009